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                                                                      Exhibit 23


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


        We have issued our reports dated February 25, 1997, accompanying the consolidated financial statements and schedule included in the Annual Report of Ply Gem Industries, Inc. on Form 10-K for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Ply Gem Industries, Inc. on Form S-8 (Registration Nos. 33-28753; 33-52514; 33-28752; 2-84279; 33-52516; 33-55035, and 33-55037).


/s/ Grant Thornton LLP
GRANT THORNTON LLP



New York, New York
February 25, 1997